UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2019
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street	Holmdel	,	NJ	,	07733
(Address of Principal Executive Offices)					(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	VG	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On September 24, 2019, the Board of Directors of Vonage Holdings Corp. (the "Company") appointed Jan Hauser to serve as a member of the Company's Board of Directors. Ms. Hauser will be compensated on the same basis as all other non-employee directors of the Company, as described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2019 and incorporated herein by reference. Ms. Hauser will serve as a Class II director of the Company and will be nominated for re-election at the 2020 annual meeting of stockholders.

Ms. Hauser was the Chief Accounting Officer of General Electric Company (GE) from April 2013 to September 2018. Prior to joining GE in 2013, Ms. Hauser was a senior partner in the National Office of PricewaterhouseCoopers ("PwC"). Early in her career, Ms. Hauser also served as a Professional Accounting Fellow in the Office of the Chief Accountant at the Securities and Exchange Commission from 1991-1993.

Ms. Hauser was not appointed to any committees.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	September 30, 2019	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer

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